UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 3, 2013

BMC SOFTWARE, INC.

(Exact Name of Registrant As Specified In Charter)

Delaware	001-16393	74-2126120
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2101 CITYWEST BLVD., HOUSTON, TX		77042-2827
(Address of principal executive offices)		(Zip Code)

(713) 918-8800

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

In connection with the Agreement and Plan of Merger (the “Merger Agreement”), dated as of May 6, 2013, by and among Boxer Parent Company Inc., a Delaware corporation (“Parent”), Boxer Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”) and BMC Software, Inc. (the “Company”), on May 6, 2013, as amended and restated on May 28, 2013, Parent and Merger Sub entered into debt commitment letters, with Credit Suisse AG, Cayman Islands Branch, Credit Suisse Securities (USA) LLC, Royal Bank of Canada, Barclays PLC and the other lenders party thereto (collectively, the “Lenders”) for a commitment with respect to financing for the acquisition of the Company which is more fully described in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 6, 2013 (the “Merger”). Parent and Merger Sub were formed by Bain Capital Partners, LLC, Golden Gate Private Equity, Inc., GIC Special Investments Pte Ltd and Insight Venture Management, LLC.

The Lenders have agreed to provide the debt financing on the terms and subject to the express conditions set forth in two alternative debt commitment letters. Parent shall select one of the debt commitment letters on or prior to June 5, 2013 and the other debt commitment letter will automatically terminate pursuant to its terms.

Each of the debt commitment letters provide for the Lenders to provide an aggregate principal amount of up to $6.23 billion to consist of (i) $4,550 million of senior secured credit facilities comprised of a $350 revolving facility (the “Revolver”) and $4,200 million of term loan facilities (the “Senior Secured Term Loan Facilities” and together with the Revolver, the “Senior Secured Facilities”) and (ii) $1,680 million of a senior bridge facility (the “Senior Bridge Facility).

The debt commitment letters alternately contemplate that there will be either one or two borrowers under these facilities (collectively, the “Borrowers”). If there are two borrowers, one would be the parent of the Company (the “U.S. Borrower”) and the other would be a foreign company that is a subsidiary of the U.S. Borrower. If there is only one borrower, it will be the U.S. Borrower. Both debt commitment letters contemplate that a newly formed Delaware subsidiary of Parent and, following the consummation of the Merger, the U.S. Borrower, will issue up to $1,680 million (with up to $500 million equivalent in Euros) in senior notes (less any amounts of the Company’s outstanding senior notes that are not repurchased or redeemed prior to the closing date of the Merger (the “Closing Date”)) in a private placement. In the event that the U.S. Borrower is unable to place the senior notes on the Closing Date, the debt commitment letters provide that the Lenders will make available to the U.S. Borrower the Senior Bridge Facility, which will have an initial maturity date that is one year following the Closing Date. If following such initial maturity date the Senior Bridge Facility has not been previously repaid in full, the Senior Bridge Facility will be automatically converted into a senior term loan that will mature 8 years following the Closing Date.

The debt commitment letters provide that the Senior Bridge Facility will be guaranteed by certain domestic and foreign restricted subsidiaries of the U.S. Borrower and include certain incurrence-based covenants that are customary for financings of this type.

Pursuant to the terms of the debt commitment letters, the Senior Secured Term Loan Facilities will mature on the 7th anniversary of the Closing Date and the Revolver will terminate on the 5th anniversary of the Closing Date. The Senior Secured Facilities will be guaranteed by certain domestic and foreign restricted subsidiaries of the Borrowers and be secured on a first priority basis by a perfected security interest in substantially all of the Borrowers’ and each guarantor’s tangible and intangible assets (subject to certain exceptions).

The Senior Secured Facilities will contain a number of customary affirmative and negative covenants that, among other things, will limit the activities of Parent and limit or restrict the ability of the Borrowers and their restricted subsidiaries to:

•	incur additional indebtedness (including guarantee obligations);

•	incur liens;

•	engage in mergers, consolidations, liquidations and dissolutions;

•	pay dividends and make other payments in respect of capital stock;

•	make acquisitions, investments, loans and advances;

•	engage in certain transactions with affiliates; and

•	make distributions form subsidiaries and grant negative pledge clauses.

The Lenders’ obligation to provide the debt financing under each debt commitment letter is subject to customary conditions, including, without limitation, the following (subject to certain exceptions and qualifications as set forth in the debt commitment letters):

•	the substantially simultaneous closing of the Merger in accordance in all material respects with the Merger Agreement;

•	the substantially simultaneous funding of the equity financing;

•	the receipt of certain specified financial statements of the Company and the U.S. Borrower;

•	the execution and delivery of definitive documentation with respect to the debt financing;

•	the absence of a material adverse effect (as defined in the Merger Agreement and subject to certain exceptions) on the Company since March 31, 2012;

•	the accuracy in all material respects of certain specified representations and warranties in the Merger Agreement and in the definitive documents with respect to the debt financing;

•

the investment banks engaged to place the senior notes shall have received a preliminary prospectus (and shall have had a 15-day period to place the senior notes, or a shorter period of time as reasonably accepted by such investment banks in their sole discretion); and

•	the delivery by the Company of documentation and other information reasonably requested by the Lenders.

The commitment of the Lenders under the debt commitment letters not terminated on or prior to June 5, 2013 expires upon the earliest to occur of (i) November 6, 2013, or solely to the extent that the end date for the Merger is extended pursuant to the Merger Agreement, February 6, 2014 (if the initial borrowing has not occurred prior to that date), (ii) the consummation of the merger without the use of the debt financing, and (iii) the valid termination of the Merger Agreement.

Item 8.01. Other Events.

Item 7.01 above is incorporated herein by reference.

Additional Information and Where to Find It

In connection with the proposed transaction, the Company filed with the Securities and Exchange Commission (the “SEC”) a preliminary proxy statement and other documents relating to the proposed merger on May 24, 2013. When completed, a definitive proxy statement and a form of proxy will be filed with the SEC and mailed to the Company’s stockholders. BEFORE MAKING ANY VOTING DECISION, THE COMPANY’S STOCKHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES TO THE PROPOSED TRANSACTION. Investors and security holders may obtain a free copy of documents filed by BMC Software, Inc. with the SEC at the SEC’s website at http://www.sec.gov. In addition, investors and security holders may obtain a free copy of BMC Software, Inc.’s filings with the SEC from BMC Software, Inc.’s website at http://investors.bmc.com/sec.cfm or by directing a request to: BMC Software, Inc., 2101 CityWest Blvd., Houston, Texas 77042-2827, Attn: Investor Relations, (713) 918-1805.

The Company and certain of its directors, executive officers, and certain other members of management and employees of the Company may be deemed to be participants in the solicitation of proxies from stockholders of the Company in favor of the proposed merger. Information about the directors and executive officers of the Company is set forth in the proxy statement for the Company’s 2012 annual meeting of stockholders, as filed with the SEC on Schedule 14A on June 5, 2012 (as amended by the proxy statement supplement filed on July 3, 2012). Additional information regarding the interests of these individuals and other persons who may be deemed to be participants in the solicitation will be included in the proxy statement the Company will file with the SEC.

Forward-Looking Statements

Statements about the expected timing, completion and effects of the proposed transaction and all other statements in this report, other than historical facts, constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Readers are cautioned not to place undue reliance on these forward-looking statements and any such forward-looking statements are qualified in their entirety by reference to the following cautionary statements. All forward-looking statements speak only as of the date hereof and are based on current expectations and involve a number of assumptions, risks and uncertainties that could cause the actual results to differ materially from such forward-looking statements. The Company may not be able to complete the proposed transaction on the terms described above or other acceptable terms or at all because of a number of factors, including (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement, (2) the failure to obtain stockholder approval or the failure to satisfy the closing conditions, (3) the failure to obtain the necessary financing arrangements set forth in the debt and equity commitment letters delivered pursuant to the Merger Agreement, (4) risks related to disruption of management’s attention from the Company’s ongoing business operations due to the transaction and (5) the effect of the announcement of the Merger on the ability of the Company to retain and hire key personnel and maintain relationships with its customers, suppliers, operating results and business generally.

Actual results may differ materially from those indicated by such forward-looking statements. In addition, the forward-looking statements represent the Company’s views as of the date on which such statements were made. The Company anticipates that subsequent events and developments may cause its views to change. However, although the Company may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date hereof. Additional factors that may affect the business or financial results of the Company are described in the risk factors included in the Company’s filings with the SEC, including the Company’s 2012 Annual Report on Form 10-K and later filed quarterly reports on Form 10-Q and Current Reports on Form 8-K, which factors are incorporated herein by reference. The Company expressly disclaims a duty to provide updates to forward-looking statements, whether as a result of new information, future events or other occurrences.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BMC SOFTWARE, INC.

/s/ Christopher C. Chaffin
Christopher C. Chaffin Vice President, Deputy General Counsel & Asst. Secretary

Date: June 3, 2013